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                                                                     EXHIBIT 4.4

No. of Stock Units:  2,857,142                                  Warrant No. ____

                                FORM OF WARRANT

                          to Purchase Common Stock of

                             Read-Rite Corporation


THIS IS TO CERTIFY THAT Tyco Sigma Limited, a Burmuda company, or its registered three (3) months following assigns, is entitled to purchase from Read-Rite Corporation, a Delaware (hereinbelow called the "Company"), at any time on and
                                                 -------
after three (3) months following the Closing Date, but not later than 5:00 p.m., Pacific Standard time, on the date that is 365 days following the Closing Date (the "Expiration Date"), Two Million Eight Hundred Fifty-Seven Thousand One
      ---------------
Hundred Forty-Two (2,857,142) Stock Units, in whole or in part, at a purchase price per Stock Unit of $7.375, adjusted as provided below, all on the terms and conditions hereinbelow provided.

This Warrant has been issued in accordance with a Purchase Agreement dated as of the date hereof between the Company and Tyco Sigma Limited (the "Purchase
                                                                 --------
Agreement").  The Purchase Agreement contains registration rights and certain
---------
other rights of the Holder of this Warrant. Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Purchase Agreement.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED, EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, (II) IN COMPLIANCE WITH RULE 144, OR (III) PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SUCH SALE, OFFER OR DISTRIBUTION (UNLESS SUCH TRANSFER IS TO AN AFFILIATE OF THE HOLDER HEREOF, IN WHICH CASE NO SUCH OPINION SHALL BE REQUIRED).

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          Section 1.  Certain Definitions.  As used in this Warrant, unless the
                      -------------------
context otherwise requires:

          "Affiliate" of any Person means a Person that directly or indirectly
           ---------
controls, or is controlled by, or is under common control with, such other Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Appraised Value" shall mean the fair market value of all outstanding
           ---------------
shares of Common Stock (on a fully diluted basis including any fractional shares and assuming the exercise in full of all then-outstanding options, warrants or other rights to purchase shares of Common Stock that are then currently exercisable at exercise prices less than the Current Market Price), as determined by a written appraisal prepared by an appraiser acceptable to the Company and the holders of Warrants evidencing a majority in number of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants. "Fair market value" is defined for this purpose as the price in a single transaction determined on a going-concern basis that would be agreed upon by the most likely hypothetical buyer for a 100% controlling interest in the equity capital of the Company (on a fully diluted basis including any fractional shares and assuming the exercise in full of all then-outstanding options, warrants or other rights to purchase shares of Common Stock that are then currently exercisable at exercise prices less than the Current Market Price), with consideration given to the effect of a noncompete covenant signed by the seller and employment agreements signed by key management personnel of the Company (and of its subsidiaries), each extending for a period of time considered sufficient by all parties to effect the transfer of goodwill from the seller to the buyer and disregarding any discounts for nonmarketability of Common Stock of the Company. In the event that the Company and said holders cannot, in good faith, agree upon an appraiser, then the Company, on the one hand, and said holders, on the other hand, shall each select an appraiser, the two appraisers so selected shall select a third appraiser who shall be directed to prepare such a written appraisal (the "Appraisal") and the term Appraised
                                          ---------
Value shall mean the appraised value set forth in the Appraisal prepared in accordance with this definition. The fees and expenses of any appraisers shall be paid by the Company, except in the case where the valuation of any appraiser who renders an Appraisal is within ten percent (10%) of the value originally determined by the Board of Directors, in which case the holders shall pay the fees and expenses of any appraisers. In the event that the Company bears the cost of the appraisal process, such cost shall be deemed an account payable of the Company and shall be considered in the determination of the Appraised Value.

          "Board of Directors" shall mean either the board of directors of the
           ------------------
Company or any duly authorized committee of that board.

          "Business Day" shall mean any day other than a Saturday, Sunday or a
           ------------
day on which banks in the States of New York or California or in Bermuda are required or permitted to close.

          "Commission" shall mean the Securities and Exchange Commission and any
           ----------
other similar or successor agency of the federal government administering the Securities Act and the Exchange Act.

          "Common Stock" shall mean the Company's authorized Common Stock,
           ------------
$.0001 par value per share, irrespective of class unless otherwise specified, as constituted on the date of original issuance of this Warrant, and any stock into which such Common Stock may thereafter be changed, and shall also include stock of the Company of any other class, which is not preferred as to dividends or assets over any other class of stock of the Company issued to the holders of shares of stock upon any reclassification thereof.

          "Company" shall mean Read-Rite Corporation, a Delaware corporation.
           -------

          "Current Market Price" per share of Common Stock for the purposes of
           --------------------
any provision of this Warrant at the date herein specified, shall be deemed to be the price determined pursuant to the first applicable of the following methods:

               (i) If the Common Stock is traded on a national securities exchange or is traded in the over-the-counter market, the Current Market Price per share of Common Stock shall be deemed to be the average of the daily market prices for 20 consecutive Business Days commencing 20 Business Days before such date. The market price for each such Business Day shall be (a) if the Common Stock is traded on a national securities exchange or in the over-the-counter market, its last sale price on the preceding Business Day on such national securities exchange or over-the-counter market or, if there was no sale on that day, the last sale price on the next preceding Business Day on which there was a sale, on such national securities exchange or over-the-counter market or (b) if the Common Stock is quoted on The Nasdaq Stock Market, Inc. ("Nasdaq"), the last sale price
                                                  ------
     reported on Nasdaq on the preceding Business Day or, if the Common Stock is an issue for which last sale prices are not reported on Nasdaq, the closing bid quotation on such day, but, in each of the next preceding two cases, if the relevant Nasdaq price or quotation did not exist on such day, then the price or quotation on the next preceding Business Day in which there was such a price or quotation.

               (ii) If the Current Market Price per share of Common Stock cannot be ascertained by any of the methods set forth in paragraph (i) immediately above, the Current Market Price per share of Common Stock shall be deemed to be the price equal to the quotient determined by dividing the Appraised Value by the number of outstanding shares of Common Stock (on a fully diluted basis including any fractional shares and assuming the exercise in full of all then-outstanding options, warrants or other rights to purchase shares of Common Stock that are then currently exercisable at exercise prices equal to or less than the Current Market Price).

          "Current Warrant Price" per share of Common Stock, for the purpose of
           ---------------------
any provision of this Warrant at the date herein specified, shall mean the amount equal to the quotient resulting from dividing the Exercise Price in effect on such date by the number of shares (including any fractional share) of Common Stock comprising a Stock Unit on such date.

          "Exchange Act" shall mean the Securities and Exchange Act of 1934, as
           ------------
amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any applicable time.

          "Exercise Price" shall mean the purchase price per Stock Unit as set
           --------------
forth on the first page of this Warrant on the Closing Date and thereafter shall mean such dollar amount as shall result from the adjustments specified in
Section 4.

          "Holder" means, initially, Tyco Sigma Limited, a Bermuda company, and
           ------
thereafter any Person that is or Persons that are the registered holder(s) of the Warrant or Warrant Stock as registered on the books of the Company.

          "Nonpreferred Stock" shall mean the Common Stock and shall also
           ------------------
include stock of the Company of any other class which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption.

          "Person" shall include an individual, a corporation, an association, a
           ------
partnership, a limited liability company, a trust or estate, a government, foreign or domestic, and any agency or political subdivision thereof, or any other entity.

          "Purchase Agreement" has the meaning assigned to such term in the
           ------------------
second paragraph of this Warrant.

          "Restricted Certificate" shall mean a certificate for Common Stock or
           ----------------------
a Warrant bearing the restrictive legend set forth in the preamble.

          "Restricted Securities" shall mean Restricted Stock and the Restricted
           ---------------------
Warrant.

          "Restricted Stock" shall mean Common Stock evidenced by a Restricted
           ----------------
Certificate.

          "Restricted Warrant" shall mean a Warrant evidenced by a Restricted
           ------------------
Certificate.

          "Securities" shall mean the Warrant issued to the Holder, and the
           ----------
certificates and other instruments from time to time evidencing the same.

          "Securities Act" shall mean the Securities Act of 1933, as amended,
           --------------
and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any applicable time.

          "Stock Unit" shall constitute one share of Common Stock, as such
           ----------
Common Stock was constituted on the date hereof and thereafter shall constitute such number of shares (including any fractional shares) of Common Stock as shall result from the adjustments specified in Section 4.

          "Voting Stock" shall mean any equity security entitling the holder of
           ------------
such security to vote at meetings of shareholders except an equity security which entitles the holder of such security to vote only upon the occurrence of some contingency, unless that contingency shall have occurred and be continuing.

          "Warrant" shall mean this Warrant to purchase up to an aggregate of
           -------
2,857,142 Stock Units initially issued to Tyco Sigma Limited, a Bermuda company, and all Warrants issued upon transfer, division or combination of, or in substitution therefor.

          "Warrant Stock" shall mean the shares of Common Stock purchasable by
           -------------
the holder of any Warrants upon the exercise thereof.

          Section 2.  Exercise of Warrant.  The holder of this Warrant may, at
                      -------------------
any time on and after the date hereof, but not later than the Expiration Date, exercise this Warrant in whole at any time or in part from time to time for the number of Stock Units which such holder is then entitled to purchase hereunder. The Holder may exercise this Warrant, in whole or in part, by delivering to the Company at its office maintained pursuant to Section 13 for such purpose (i) a written notice of such Holder's election to exercise this Warrant, which notice shall specify the number of Stock Units to be purchased, (ii) this Warrant and
(iii) a sum equal to the aggregate Exercise Price therefor in immediately available funds.

          Any notice required under this Section 2 may be in the form of a subscription set out at the end of this Warrant. Upon delivery thereof, the Company shall as promptly as practicable cause to be executed and delivered to such holder a certificate or certificates representing the aggregate number of shares of Common Stock issuable upon such exercise.

          The stock certificate or certificates for Warrant Stock so delivered shall be in such denominations as may be specified in said notice and shall be registered in the name of such Holder or, subject to Section 9, such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and such Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as a stockholder, as of the time said notice is delivered to the Company as aforesaid. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to such Holder a new Warrant dated the date it is issued, evidencing the rights of such Holder to purchase the remaining Stock Units called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

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          The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of stock certificates under this Section 2.

          All shares of Common Stock issuable upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and free from all liens and other encumbrances thereon. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

          The Company shall not issue certificates for fractional shares of stock upon any exercise of this Warrant whenever, in order to implement the provisions of this Warrant, the issuance of such fractional shares is required. Instead, the Company shall pay cash in lieu of such fractional share upon such exercise.

          Section 3.  Transfer, Division and Combination.  Subject to Section 9,
                      ----------------------------------
this Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the office of the Company maintained for such purpose pursuant to Section 13, together with (a) a written assignment in the form set out at the end of this Warrant duly executed by the Holder hereof or its agent or attorney,
(b) a copy of the Purchase Agreement duly executed by an authorized representative of the transferee (substantially in the form executed by the Holder or in such other form as reasonably acceptable to counsel to the Company) and (c) payment of funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender, execution and payment, the Company shall, subject to Section 9, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled. If and when this Warrant is assigned in blank (in case the restrictions on transferability in Section 9 shall have been terminated), the Company may (but shall not be obliged to) treat the bearer hereof as the absolute owner of this Warrant for all purposes and the Company shall not be affected by any notice to the contrary. This Warrant, if properly assigned in compliance with this Section 3 and Section 9, may be exercised by an assignee for the purchase of shares of Common Stock without having a new Warrant issued.

          This Warrant may, subject to Section 9, be divided upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the holder hereof or its agent or attorney. Subject to compliance with the preceding paragraph and with Section 9, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant to be divided or combined in accordance with such notice.

          The Company shall pay all expenses, taxes and other charges incurred by the Company in the performance of its obligations in connection with the preparation, issue and delivery of Warrants under this Section 3.

          The Company agrees to maintain at its aforesaid office books for the registration and transfer of the Warrants.

          Section 4.  Adjustment of Stock Unit or Exercise Price.  The number of
                      ------------------------------------------
shares of Common Stock comprising a Stock Unit, and the Exercise Price per Stock Unit, shall be subject to adjustment from time to time as set forth in this
Section 4 and in Section 5.

          4.1.  Stock Dividends, Subdivisions and Combinations.  In case at any
                ----------------------------------------------
time or from time to time the Company shall

          (a) take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Nonpreferred Stock, or

          (b) subdivide its outstanding shares of Nonpreferred Stock into a larger number of shares of Nonpreferred Stock, or

          (c) combine its outstanding shares of Nonpreferred Stock into a smaller number of shares of Nonpreferred Stock, then the number of shares of Common Stock comprising a Stock Unit immediately after the happening of any such event shall be adjusted so as to consist of the number of shares of Common Stock which a record holder of the number of shares of Common Stock comprising a Stock Unit immediately prior to the happening of such event would own or be entitled to receive after the happening of such event; provided, however, that no such event may take place with respect to any shares of Nonpreferred Stock unless it shall also take place for all shares of Nonpreferred Stock.

          4.2.  Other Provisions Applicable to Adjustments.  The following
                ------------------------------------------
provisions shall be applicable to the making of adjustments of the number of shares of Common Stock comprising a Stock Unit hereinbefore provided for in this
Section 4:

          (a)  When Adjustments to Be Made.  The adjustments required by Section
               ---------------------------
4.1 shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

          (b)  Fractional Interests.  In computing adjustments under this
               --------------------
Section 4, fractional interests in Nonpreferred Stock shall be taken into account to the nearest one-thousandth of a share.

          (c)  When Adjustment Not Required.  If the Company shall take a record
               ----------------------------
of the holders of its Nonpreferred Stock for the purpose of entitling them to receive a dividend or distribution and shall, thereafter and before the distribution thereof to shareholders, abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

          4.3.  Merger, Consolidation or Disposition of Assets.  In case the
                ----------------------------------------------
Company shall merge or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and pursuant to the terms of such merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation are to be received by or distributed to the holders of Nonpreferred Stock of the Company, then each holder of a Warrant shall have the right thereafter to receive, upon exercise of such Warrant, Stock Units each comprising the number of shares of common stock of the successor or acquiring corporation receivable upon or as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Nonpreferred Stock comprising a Stock Unit immediately prior to such event. If, pursuant to the terms of such merger, consolidation or disposition of assets, any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) are to be received by or distributed to the holders of Nonpreferred Stock of the Company, there shall be either, at the Holder's option, (i) a reduction of the Exercise Price equal to the amount applicable to the number of shares of Common Stock then comprising a Stock Unit of any such cash and of the fair value of any and all such shares of stock or of other securities or property to be received by or distributed to the holders of Nonpreferred Stock of the Company, or (ii) such Holder shall have the right to receive, upon exercise of its Warrant, such cash, shares of stock or other securities or property of any nature as a holder of the number of shares of Nonpreferred Stock underlying a Stock Unit would have been entitled to receive upon the occurrence of such event. Such fair value shall be determined in good faith by the Board of Directors of the Company, provided that if such determination is objected to by the Holders of Warrants evidencing a majority in number of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants, such determination shall be made by an independent appraiser selected by the Company and said Holders. In the event that the Company and said Holders cannot, in good faith, agree upon an appraiser, then the Company, on the one hand, and said Holders, on the other hand, shall each select an appraiser, the two appraisers so selected shall select a third appraiser who shall be directed to prepare such a written appraisal which shall be conclusive and binding on the parties. The fees and expenses of any appraisers shall be paid by the Company, except in the case where the valuation of any appraiser who renders an Appraisal is within ten percent (10%) of the value originally determined by the Board of Directors, in which case the Holders shall pay the fees and expenses of any appraisers. In case of any such merger, consolidation or disposition of assets, the successor acquiring corporation shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all of the obligations and liabilities hereunder, subject to such modification as shall be necessary to provide for adjustments of Stock Units which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For the purposes of this
Section 4 "common stock of the successor or acquiring corporation" shall include
           ------------------------------------------------------
stock of such corporation of any class, that is not preferred as to dividends or assets over any other class of stock of such corporation and that is not subject to redemption, and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event, and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Subsection 4.3 shall similarly apply to successive mergers, consolidations or dispositions of assets.

          4.4  Special Adjustment Feature.  In the event the Company sells its
               --------------------------
Common Stock (or options, warrants, convertible securities or other securities otherwise convertible into or exchangeable for Common Stock) at less than $5.25 per share (or, in the case of options, warrants, convertible securities or any other instruments convertible or otherwise exchangeable into shares of Common Stock at any price lower than the issuance price specifically permitted pursuant to the terms of the Company's stock option plans or Employee Stock Purchase
Plan) for a period of 90 days after the Closing Date, the Exercise Price shall be adjusted downward in an amount proportionate to the downward adjustment that is made to the effective per share purchase price for all of the shares of Common Stock purchased by the Purchaser pursuant to Section 7.1(b) of the Purchase Agreement.

          Section 5.  Notice to Warrant Holders.
                      -------------------------

          5.1.  Notice of Adjustment of Stock Unit or Exercise Price.  Whenever
                ----------------------------------------------------
the number of shares of Common Stock comprising a Stock Unit, or the price at which a Stock Unit may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 4, the Company shall forthwith obtain a certificate signed by its Chief Financial Officer, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a statement of the fair value, as determined by the Board of Directors of the Company or by appraisal (if applicable), of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 4.3) and specifying the number of shares of Common Stock comprising a Stock Unit and (if such adjustment was made pursuant to Section 4.3) describing the number and kind of any other shares of stock comprising a Stock Unit, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly, and in any case within three days after the making of such adjustment, cause a signed copy of such certificate to be delivered to each Holder of a Warrant in accordance with Section 14. The Company shall keep at its office or agency, maintained for the purpose pursuant to Section 13, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by a Holder thereof.

          5.2.  Notice of Certain Corporate Action.  In case the Company shall
                ----------------------------------
propose (a) to pay any dividend payable in stock of any class to the holders of its Nonpreferred Stock or to make any other distribution to the holders of its Nonpreferred Stock (other than a cash dividend) or (b) to effect any consolidation, merger or sale, organic change, transfer or other disposition of all or substantially all of its property, assets or business, then in each such case, the Company shall deliver to each Holder of a Warrant, in accordance with Section 14, a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, consolidation, merger, sale, organic change or transfer is to take place and the date of participation therein by the holders of Nonpreferred Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Nonpreferred Stock and the number and kind of any other shares of stock which will comprise a Stock Unit, and the purchase price or prices thereof, after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so delivered as promptly as reasonably possible.

          Section 6.  Reservation and Authorization of Common Stock.  The
                      ---------------------------------------------
Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants.

          Section 7.  Taking of Record; Stock and Warrant Transfer Books.  In
                      --------------------------------------------------
the case of all dividends or other distributions by the Company to the holders of its Nonpreferred Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up or as otherwise may be required by law, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

          Section 8.  Taxes.  The Company will pay all taxes (other than
                      -----
federal, state, local or foreign income taxes) which may be payable in connection with the execution and delivery of this Warrant or the issuance and sale of the Restricted Securities hereunder and will save the Holder harmless without limitation as to time against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes. The obligations of the Company under this Section 8 shall survive any redemption, repurchase or acquisition of Restricted Securities by the Company.

          Section 9.  Restrictions on Transferability.  This Warrant and all
                      -------------------------------
other Restricted Securities shall not be transferable except upon the conditions specified in this Section 9.

          9.1  Transfer to an Affiliate.  The Holder shall have the right to
               ------------------------
transfer any Restricted Securities to any Affiliate of the Holder, in each case free of the restrictions imposed by this Section 9 other than the requirement as to the legending of the certificates for such Restricted Securities specified in
Section 9.2. No opinion of counsel shall be required for a transfer of Restricted Securities to an Affiliate of the Holder.

          9.2  Transfer to a Non-Affiliate.  The Holder and his or her or her
               ---------------------------
subsequent transferees shall have the right to transfer any Restricted Securities to a non-Affiliate of Holder in accordance with Sections 8 and 9 of the Purchase Agreement.

          Section 10.  Limitation of Liability.  No provision hereof, in the
                       -----------------------
absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of the Warrant Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

          Section 11.  Loss or Destruction of Warrant Certificates.  Upon
                       -------------------------------------------
receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company (the original Holder's or any other Affiliate of such original Holder's indemnity being satisfactory indemnity in the event of loss, theft or destruction of any Warrant owned by such Holder), or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

          Section 12.  Amendments.  The terms of this Warrant may be amended,
                       ----------
and the observance of any term therein may be waived, but only with the written consent of the holders of Warrants evidencing a majority in number of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants, provided that no such action may change the number of shares of stock comprising a Stock Unit or the Exercise Price, without the written consent of the holders of Warrants evidencing 100% in number of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants. For the purposes of determining whether the holders of outstanding Warrants entitled to purchase a requisite number of Stock Units at any time have taken any action authorized by this Warrant, any Warrants owned by the Company or any Affiliate of the Company (other than an institutional investor which may be deemed an Affiliate solely by reason of the ownership of Warrants) shall be deemed not to be outstanding.

          Section 13.  Office of the Company.  So long as any Warrant remains
                       ---------------------
outstanding, the Company shall maintain an office where the Warrants may be presented for exercise, transfer, division or combination as in this Warrant provided. Such office shall be at 345 Los Coches Street, Milpitas, California 95035, unless and until the Company shall designate and maintain some other office for such purposes and deliver written notice thereof to the Holders of all outstanding Warrants.

          Section 14.  Notices Generally.  All communications (including all
                       -----------------
required or permitted notices) pursuant to the provisions hereof shall be in writing and shall be sent, to any registered Holder of any Warrants or Warrant Stock, to the Holder in accordance with the notice provisions set forth in
Section 12 of the Purchase Agreement.

          Section 15.  Governing Law.  This Warrant shall be governed by and
                       -------------
construed in accordance with the laws of the State of California (without regard to conflicts of law provisions thereof).

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its _________________ on this ___ day of _____________, 2000.


                                   READ-RITE CORPORATION

                                   _______________________________
                                   By:
                                   Its:

                               SUBSCRIPTION FORM
                (to be executed only upon exercise of Warrant)


          The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases ___________ Stock Units of Read-Rite Corporation, a Delaware corporation, purchasable with this Warrant, and herewith makes payment therefor (by check in the amount of $_____), all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _________________________ whose address is ___________________________ and, if such Stock Units shall not include all of the Stock Units issuable as provided in this Warrant that a new Warrant of like tenor and date for the balance of the Stock Units issuable thereunder be delivered to the undersigned.


Dated:  _____________, _____

                                           __________________________________
                                           (Signature of Registered Owner)


                                           __________________________________
                                           (Street Address)

                                           __________________________________
                                           (City)    (State)    (Zip Code)

                                ASSIGNMENT FORM


          FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Stock Units set forth below:

Number of Stock Units               Name and Address of Assignee
---------------------               ----------------------------





and does hereby irrevocably constitute and appoint _____________________________ Attorney to make sure transfer occurs on the books of Read-Rite Corporation, a Delaware corporation, maintained for the purpose, with full power of substitution in the premises.

Dated:

                                         ___________________________
                                         Signature


                                         ___________________________
                                         Witness


NOTICE: The signature to the assignment must correspond with the name as written upon the face of the Warrant in every particular instance, without alteration or enlargement or any change whatsoever.

          The signature to this assignment must be guaranteed by a bank or trust company having an office or correspondent in New York, New York or Los Angeles or San Francisco, California or by a firm having membership on the New York Stock Exchange.